EXHIBIT 4.24

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of August 10, 2017, by and among Hughes Satellite Systems Corporation (formerly known as EH Holding Corporation), a Colorado corporation (the “Company”), the guarantors listed on the signature pages to the Secured Indenture (the “Guarantors”), HNS Americas, L.L.C. and HNS Americas II, L.L.C., each a Delaware limited liability company (collectively, the “Supplemental Guarantors”), U.S. Bank National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Secured Indenture referred to below.

RECITALS

WHEREAS, the Company, the guarantors listed on the signature pages thereto and the Trustee and Collateral Agent entered into that certain Secured Indenture, dated as of July 27, 2016, relating to the 5¼% Senior Secured Notes due 2026 of the Company in original principal amount of $750,000,000 (the “Secured Notes”), as supplemented by the Supplemental Indenture, dated March 23, 2017, by and among the Company, the Guarantors, the Trustee and the Collateral Agent (as so supplemented, the “Secured Indenture”);

WHEREAS, the Company has formed two new Wholly Owned Subsidiaries, the Supplemental Guarantors;

WHEREAS, each of the Supplemental Guarantors is a Restricted Subsidiary of the Company; and

WHEREAS, pursuant to Section 4.13 of the Secured Indenture, each Supplemental Guarantor is becoming a Guarantor under the Secured Indenture; and

AGREEMENT

NOW, THEREFORE, the parties to this Second Supplemental Indenture hereby agree as follows:

Section 1. Each Supplemental Guarantor shall be a Guarantor under the Secured Indenture and be bound by the terms thereof applicable to Guarantors and each shall deliver an executed Guarantee pursuant to Section 11.02.

Section 2. This Second Supplemental Indenture is an amendment supplemental to the Secured Indenture, and the Secured Indenture and this Second Supplemental Indenture will henceforth be read together.

Section 3. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature pages follow]

HUGHES SATELLITE SYSTEMS CORPORATION

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
as Guarantors

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HUGHES COMMUNICATIONS, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HUGHES NETWORK SYSTEMS, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS FINANCE CORP.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS REAL ESTATE, LLC,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS-INDIA VSAT, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS-SHANGHAI, INC.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Vice President, General Counsel & Secretary

HNS LICENSE SUB, LLC,
as a Guarantor

By: Hughes Network Systems, LLC, its Sole Member

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Second Supplemental Indenture – 2016 Secured Indenture]

ECHOSAR XI HOLDING L.L.C.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

ECHOSAR XIV HOLDING L.L.C.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Second Supplemental Indenture – 2016 Secured Indenture]

CHEYENNE DATA CENTER L.L.C.,
as a Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS AMERICAS, L.L.C.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

HNS AMERICAS II, L.L.C.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name:	Dean A. Manson
Title:	Executive Vice President, General Counsel & Secretary

[Signature Page to Second Supplemental Indenture – 2016 Secured Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Alexander Pabon
Name:	Alexander Pabon
Title:	Assistant Vice President

[Signature Page to Second Supplemental Indenture – 2016 Secured Indenture]